Exhibit 10.81

STATE ROAD 528
CFX PROJECT: 528-1240

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is made and entered into as of the 21st day of November, 2018, by and between the GREATER ORLANDO AVIATION AUTHORITY, with a principal address of One Jeff Fuqua Boulevard, Orlando, FL 32827-4399 (“GOAA”), an agency of the City of Orlando, existing as an independent special district under the laws of the State of Florida, the CENTRAL FLORIDA EXPRESSWAY AUTHORITY, a public corporation of the State of Florida with a principal address of 4974 ORL Tower Road, Orlando, FL 32807 (“CFX”), the CITY OF ORLANDO (the “City”), a Florida Municipal Corporation existing under the laws of the State of Florida with a principal address of 400 South Orange Avenue, Orlando, FL 32801, and ALL ABOARD FLORIDA - OPERATIONS LLC, a Delaware limited liability company authorized to conduct business in Florida, with a principal address 2855 Lejeune Road, 4th Floor, Coral Gables, FL 33134 (“RAIL COMPANY”). GOAA, CFX, CITY and Rail Company are sometimes collectively referred to herein as the “Parties”.

W I T N E S S E T H:

WHEREAS, GOAA is a public body corporate and politic duly organized and validly existing under Chapter 98-492, Special Laws of Florida 1998, as amended (the “GOAA Act”), as an independent special district and agency of the City of Orlando, Florida; and

WHEREAS, the City is fee owner of that certain real property located in Orange County, Florida, consisting of approximately 2.28 acres, being more particularly described on Exhibit “A” attached hereto and incorporated herein by this reference (the “528 Ramp Property”); and

WHEREAS, GOAA occupies, controls, and operates the 528 Ramp Property, pursuant to that certain Amended and Restated Operation and Use Agreement by and between GOAA and City, dated August 31,2015, with an effective date of October 1,2015 (the “Operating Agreement”), and that certain Memorandum of Operation and Use Agreement filed March 23, 2016 in Official Records as Clerk’s Document No. 20160146368, Public Records of Orange County, Florida; and

WHEREAS, CFX is fee owner of that certain real property located in Orange County, Florida, consisting of approximately 0.229 acres, being more particularly described in Exhibit “B” attached hereto and incorporated herein by this reference (the “Cargo Road Ramp Property”); and

STATE ROAD 528
CFX PROJECT: 528-1240

WHEREAS, City is fee owner of that certain real property located in Orange County, Florida, consisting of approximately 0.097 acres, being more particularly described on Exhibit “C” attached hereto and incorporated herein by this reference (“Easement Parcel 801”); and

WHEREAS, City is fee owner of that certain real property located in Orange County, Florida, consisting of approximately 0.035 acres, being more particularly described on Exhibit “D” attached hereto and incorporated herein by this reference (“Easement Parcel 802”); and

WHEREAS, City is fee owner of that certain real property located in Orange County, Florida, consisting of approximately 0.118 acres, being more particularly described on Exhibit “E” attached hereto and incorporated herein by this reference (“Easement Parcel 803”); and

WHEREAS, City is fee owner of that certain real property located in Orange County, Florida, consisting of approximately 0.42 acres, being more particularly described on Exhibit “F” attached hereto and incorporated herein by this reference (“Easement Parcel 804”); and

WHEREAS, GOAA occupies, controls and operates Easement Parcel 801, Easement Parcel 802, Easement Parcel 803 and Easement Parcel 804 (collectively the “Easement Parcels”) pursuant to the Operating Agreement (the 528 Ramp Property, the Cargo Road Ramp Property, Easement Parcel 801, Easement Parcel 802, Easement Parcel 803 and Easement Parcel 804 collectively referred to as the “Properties”); and

WHEREAS, Rail Company is developing an inter-city commercial passenger rail connection between Miami and Orlando with the Orlando terminus located at the Orlando International Airport (the “Rail Project” or “Project”); and

WHEREAS, as a result of the development of the Rail Project, CFX agrees to purchase, and GOAA and City desire to sell, fee simple interest in the 528 Ramp Property, all upon the terms and conditions set forth herein; and

WHEREAS, as a result of the development of the Rail Project, GOAA and City desire to purchase, and CFX agrees to sell, fee simple interest in the Cargo Road Ramp Property, all upon the terms and conditions set forth herein; and

WHEREAS, as a result of the development of the Rail Project and the sale of the Cargo Road Ramp Property, drainage will have to be redirected and CFX will require drainage easements on the Easement Parcels (“Drainage Easements”); and

WHEREAS, the Rail Company wishes to fund the entire transaction because the additional CFX Right-of-Way on CFX property and on GOAA property are required to accommodate an easement for the Rail Company for the Rail Project; and

STATE ROAD 528
CFX PROJECT: 528-1240

WHEREAS, pursuant to the terms of the Operating Agreement and the terms of the GOAA Act as set forth in Chapter 16 of the Charter of the City of Orlando, Florida, City and GOAA have the authority to make the determination to sell, convey and accept various interests in and to the 528 Ramp Property, the Cargo Road Ramp Property and the Easement Parcels, including, without limitation, conveyance of fee simple, and the granting of perpetual easements and rights of entry; and

WHEREAS, CFX was created by Part III, Chapter 348, Florida Statutes (the “CFX Act”) to, among other things, construct, improve, maintain and operate a limited access toll road known as the Central Florida Expressway System; and was granted all powers necessary and convenient to conduct its business, including the power to contract with other public agencies; and

WHEREAS, the Parties desire to formalize the terms and conditions whereby GOAA and the City shall sell and convey title to the 528 Ramp Property to CFX, CFX shall sell and convey title to the Cargo Road Ramp Property to GOAA, and GOAA shall grant easements to CFX in the Easement Parcels; Rail Company shall fund the transactions and CFX shall acquire said interest in the 528 Ramp Property and the Easement Parcels and GOAA and City shall acquire said interest in the Cargo Road Ramp Property;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein set forth, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby expressly acknowledged by the parties hereto, CFX, Rail Company, GOAA, and the City hereby covenant and agree as follows:

1.          Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference.

2.          Agreement to Convey 528 Ramp Property. Subject to the terms and conditions of this Agreement, City and GOAA hereby agree to transfer and convey to CFX all of their respective rights, title, and interest in and to the 528 Ramp Property by Special Warranty Deed, substantially in the form of Exhibit “G.”

3.          Agreement to Convey Cargo Road Ramp Property. Subject to the terms and conditions of this Agreement, CFX hereby agrees to transfer and convey to GOAA and the City all of its respective rights, title, and interest in and to the Cargo Road Ramp Property by Special Warranty Deed, substantially in the form of Exhibit “H.”

4.          Agreement to Convey Easements on Easement Parcel 801. Easement Parcel 802, Easement Parcel 803 and Easement Parcel 804. Subject to the terms and conditions of this Agreement, GOAA hereby agrees to convey a drainage easement to CFX on Easement Parcel 801, Easement Parcel 802, Easement Parcel 803 and Easement Parcel 804 by Drainage Easement substantially in the form of Exhibit “I.”

5.          Agreement to Fund the Purchase Price. Subject to the terms and conditions of this Agreement, the Rail Company hereby agrees to fund the Purchase Price, as defined below (subject to prorations and adjustments shown on the settlement statement), the appraisal costs set forth in Paragraph 6, the cost of a survey of the Properties, and the CFX closing costs as set forth in Paragraph 10(h).

STATE ROAD 528
CFX PROJECT: 528-1240

6.           Appraisal and Purchase Price.

(a)          528 Ramp Property. The purchase price (the “Ramp Property Purchase Price”) to be paid by Rail Company for CFX to GOAA and City for fee simple interest of the 528 Ramp Property shall be determined by a fair-market-value appraisal, certified to all Parties (GOAA, the City, the Rail Company, and CFX), subject to review appraisal certification in accordance with CFX’s standard procedures (the “CFX Appraisal”), which CFX Appraisal shall be performed by Walter Carpenter, MAI, of Pinel & Carpenter, Inc. (the “Appraiser”) and reviewed by the Consortium Appraisal, Inc. (the “Review Appraiser”) at Rail Company’s sole cost and expense, and based upon a value within ninety (90) days of closing. (CFX’s Manual, Sec. 5-6.05) It is specifically acknowledged and agreed that, in preparation of the CFX Appraisal, the Appraiser and/or Review Appraiser shall consult with GOAA, Rail Company and CFX, their respective legal counsel, staff, and consultants, as the Appraiser and/or Review Appraiser shall deem appropriate. The CFX Appraisal shall utilize the FAA’s definition of Fair Market Value and said CFX Appraisal is subject to FAA approval and CFX approval. GOAA, Rail Company and CFX shall cooperate in good faith with the Appraiser and Review Appraiser in preparation of the CFX Appraisal and its review. The final CFX Appraisal shall not be issued until Rail Company has reviewed and approved the CFX Appraisal. Between sixty (60) to ninety (90) days before the Closing Date, the Rail Company, at its expense, shall obtain and deliver to CFX, City, Rail Company and GOAA the CFX Appraisal and review certification as to the 528 Ramp Property.

(b)          Cargo Road Ramp Property. The purchase price (the “Cargo Road Ramp Purchase Price”) to be paid by Rail Company for GOAA and City to CFX for fee simple interest of the Cargo Road Ramp Property shall be determined by a fair-market-value appraisal, certified to all Parties (GOAA, the City, the Rail Company, and CFX), subject to review appraisal certification in accordance with GOAA and City’s standard procedures (the “GOAA and City Appraisal”), which GOAA and City Appraisal shall be performed by the Appraiser and reviewed by the Review Appraiser at Rail Company’s sole cost and expense, and based upon a value within ninety (90) days of closing. (CFX’s Manual, Sec. 5-6.05) It is specifically acknowledged and agreed that, in preparation of the GOAA and City Appraisal, the Appraiser and/or Review Appraiser shall consult with GOAA, Rail Company and CFX, their respective legal counsel, staff, and consultants, as the Appraiser and/or Review Appraiser shall deem appropriate. The GOAA and City Appraisal shall utilize the FAA’s definition of Fair Market Value and said GOAA and City Appraisal is subject to FAA approval and CFX approval. GOAA, Rail Company and CFX shall cooperate in good faith with the Appraiser and Review Appraiser in preparation of the GOAA and City Appraisal and its review. The final GOAA and City Appraisal shall not be issued until Rail Company has reviewed and approved the GOAA and City Appraisal. Between sixty (60) to ninety (90) days before the Closing Date, GOAA and City, at the expense of the Rail Company, shall obtain and deliver to CFX and Rail Company the GOAA and City Appraisal and review certification as to the Cargo Road Ramp Property.

STATE ROAD 528
CFX PROJECT: 528-1240

(c)          Easement Parcels. The purchase price (the “Easement Parcels Purchase Price”) to be paid by Rail Company for CFX to GOAA and City for a drainage easement in Easement Parcel 801, Easement Parcel 802, Easement Parcel 803 and Easement Parcel 804 shall be determined by fair-market-value appraisals, certified to all Parties (GOAA, the City, the Rail Company, and CFX), subject to review appraisal certification in accordance with CFX’s standard procedures (the “Easement Appraisals”), which Easement Appraisals shall be performed by the Appraiser and reviewed by the Review Appraiser at Rail Company’s sole cost and expense, and based upon a value within ninety (90) days of closing. It is specifically acknowledged and agreed that, in preparation of the Easement Appraisals, the Appraiser and/or Review Appraiser shall consult with GOAA, Rail Company and CFX, their respective legal counsel, staff, and consultants, as the Appraiser and/or Review Appraiser shall deem appropriate. The Easement Appraisals shall utilize the FAA’s definition of Fair Market Value and said Easement Appraisals are subject to FAA approval and CFX approval. GOAA, Rail Company and CFX shall cooperate in good faith with the Appraiser and Review Appraiser in preparation of the Easement Appraisals and their review. The final Easement Appraisals shall not be issued until Rail Company has reviewed and approved the Easement Appraisals. Between sixty (60) to ninety (90) days before the Closing Date, the Rail Company, at its expense, shall obtain and deliver to City, Rail Company and GOAA the Easement Appraisals and review certification as to Easement Parcel 801, Easement Parcel 802, Easement Parcel 803 and Easement Parcel 804.

(d)          Set-off. In the event the 528 Ramp Property Purchase Price together with the prices of the Easement Parcel 801, Easement Parcel 802, Easement Parcel 803, and Easement Parcel 804 (the “Combined Purchase Price”), is higher than the Cargo Road Ramp Purchase Price, the Cargo Road Ramp Purchase Price shall be subtracted from the Combined Purchase Price, resulting in the “GOAA Purchase Price.” GOAA will accept the GOAA Purchase Price and the Cargo Road Ramp Property, which price will be paid by the Rail Company. In the event that the Combined Purchase Price is higher than the Cargo Road Ramp Purchase Price, CFX will accept the 528 Ramp Property and the Easement Parcels in consideration of the conveyance of the Cargo Road Ramp Property; otherwise, CFX will accept the 528 Ramp Property, the Easement parcels, and the difference between the Cargo Road Ramp Purchase Price and the Combined Purchase Price, resulting in the “CFX Purchase Price,” which price will be paid by the Rail Company.

(e)          In connection with the appraisals to be prepared as provided herein, the Parties acknowledge and agree that the valuation of the property interests to be conveyed as it relates to the Properties shall not result in any loss of access or severance damage nor shall any other damage exist with respect to any remaining property owned or occupied by CFX, City or GOAA.

(f)          The terms and conditions of Section 6(e) shall survive Closing. It is acknowledged and agreed that the payment of the CFX Purchase Price and the GOAA Purchase Price, as may be adjusted herein, represents full compensation to CFX, the City and GOAA for the Property.

STATE ROAD 528
CFX PROJECT: 528-1240

7.           Conditions Precedent.

(a)          Notwithstanding anything to the contrary contained in this Agreement, the Parties acknowledge and agree that GOAA, CFX and the City shall have no obligations to sell, transfer, convey or accept the Properties; and CFX, GOAA and the City shall have no obligation to accept the conveyances; and Rail Company shall have no obligation to fund the GOAA Purchase Price or the closing costs, unless and until (1) all Escrow Release Conditions contained in Exhibit 11 of that certain Rail Line Easement Agreement, as amended dated January 22, 2014 between GOAA and Rail Company have been satisfied; (2) the Escrow Documents (as defined in the Rail Line Easement Agreement) shall be released from Escrow; and (3) any and all other conditions precedent to the Rail Project proceeding have been satisfied.

(b)          Notwithstanding anything to the contrary contained in this Agreement, if at any time prior to Closing, Rail Company determines that the Properties are no longer needed for the development of the Rail Project, then Rail Company may, at its election, terminate this Agreement.

(c)          Notwithstanding anything to the contrary contained in this Agreement, the parties acknowledge and agree that GOAA, CFX, and the City shall have no obligations to sell, transfer, convey or accept the Properties; and CFX, GOAA and the City shall have no obligation to accept the conveyances; and Rail Company shall have no obligation to fund the GOAA Purchase Price or the closing costs, unless and until (1) CFX determines that the Cargo Road Ramp Property is excess property and can be declared as surplus property, including the adoption of the appropriate resolutions by the CFX Board after receipt of the necessary supporting documentation; (2) all the requirements set forth in CFX’s Property Acquisition, Disposition & Permitting Procedures Manual (“Manual”) have occurred, including those related to the Lease Purchase Agreement with the Florida Department of Transportation; (3) CFX approves the Rail Company’s final construction plans; and (4) the Rail Company is not in breach of any of its obligations in any Easement Agreement with CFX or any other agreement with CFX related to the S.R. 528 corridor.

8.          Right of Entry: Insurance.

(a)        Grant of Right of Entry for the 528 Ramp Property. It is acknowledged and agreed by the Parties that the Rail Company’s Project timing requires the Rail Company to enter onto the 528 Ramp Property and the Cargo Road Ramp Property to begin design, engineering and permitting the Rail Project and associated changes to S.R. 528 prior to the conveyance and grant of the property interests contemplated herein. In partial consideration of Rail Company’s payment of the CFX Appraisal and GOAA Appraisal, by execution of this Agreement, GOAA and City agree and hereby grant to CFX, Rail Company, their respective employees, agents, engineers, contractors, assigns (including utility providers) and other representatives, for that period of time beginning upon the date hereof and ending upon conveyance of the 528 Ramp Property interest herein and subject to the other terms and conditions herein set forth, a non-exclusive right and license to enter upon, over, under, and through the 528 Ramp Property as may be necessary or desirable for the Rail Project, the 528 ramp, and related infrastructure. This right of entry shall include the right to enter upon, over, under, and through the 528 Ramp Property for the purposes of inspecting the 528 Ramp Property for design, engineering and permitting of the Rail Project as CFX or the Rail Company deem necessary or prudent and associated changes to S.R. 528 and related interchanges as CFX or the Rail Company deem necessary or prudent. Said right and license shall merge and terminate upon the conveyance of the Properties or upon termination of this Agreement.

STATE ROAD 528
CFX PROJECT: 528-1240

(b)          Insurance and Third Party Beneficiary for 528 Ramp Property. All work performed within the 528 Ramp Property under the rights of entry granted herein to the Rail Company or Rail Company’s employees, agents, engineers, contractors, assigns (including utility providers) and other representatives shall be at the sole risk and expense of such parties performing such work and neither GOAA nor City shall have any liability for any injuries or damages sustained. Additionally, Rail Company shall require that its contractors, agents and consultants that carry out inspection work on the Property provide insurance in accordance with GOAA guidelines. Rail Company shall include in its applicable contracts related to the Rail Project that GOAA and City are third party beneficiaries of its contracts as to indemnification and an additional insured as to insurance related to use of the 528 Ramp Property or applicable portions thereof pursuant to the grants of right-of-entry.
Rail Company shall not unreasonably disturb any GOAA operations on the 528 Ramp Property or property adjoining the 528 Ramp Property or damage any improvements which may be located on the 528 Ramp Property or property adjoining the 528 Ramp Property. Rail Company shall not permit the filing of any liens against the 528 Ramp Property in connection with their respective inspection activities contemplated herein. In the event a claim of lien is filed against the 528 Ramp Property as a result of the inspection work by or on behalf of Rail Company, or as a result of other actions or omissions of Rail Company, then Rail Company (whichever party whose inspection work or other act or omission caused such lien to be filed) shall cause such hen to be satisfied or transferred to bond so as no longer to be a lien against the 528 Ramp Property within thirty (30) days after Rail Company received notice from GOAA that the claim lien has been filed. Rail Company shall maintain worker’s compensation and liability insurance in accordance with GOAA’s Risk Management/Safety policies and procedures contained in the GOAA Policy and Procedure Manual; such required insurance coverage to be maintained with insurance companies that are insurers of internationally recognized reputation in the aviation market. Rail Company shall cause its contractors, subcontractors, agents, and permittees accessing the 528 Ramp Property to maintain insurance coverage in accordance with GOAA’s Risk Management/Safety policies and procedures contained in the GOAA Policy and Procedure Manual. Access to the Air Operations Area of the Airport is strictly prohibited.

STATE ROAD 528
CFX PROJECT: 528-1240

Rail Company shall furnish evidence of such insurance coverage prior to any contractor, subcontractor, agent, or permittee of Rail Company entering upon the 528 Ramp Property.

(c)          Application for Temporary Right of Entry Permit for the Cargo Road Ramp Property. It is acknowledged and agreed by the Parties that the Rail Company’s Project timing requires the Rail Company to enter onto the Cargo Road Ramp Property to begin design, engineering and permitting the Rail Project and associated changes to S.R. 528 prior to the conveyance and grant of the property interests contemplated herein. In order to obtain a Temporary Right of Entry (“TROE”) Permit to enter upon the Cargo Road Ramp Property, Rail Company shall submit an Application for a TROE Permit, which shall be processed in accordance with CFX’s Property Acquisition, Disposition & Permitting Procedures Manual. Said TROE shall merge and terminate upon the conveyance of the Properties or upon termination of this Agreement.

(d)          Insurance and Third Party Beneficiary for Cargo Road Ramp Property. All work performed within the Cargo Road Ramp Property under the rights of entry granted herein to the City, GOAA, the Rail Company or GOAA’s or Rail Company’s employees, agents, engineers, contractors, assigns (including utility providers) and other representatives shall be at the sole risk and expense of such parties performing such work and CFX shall not have any liability for any injuries or damages sustained. Additionally, GOAA shall require that its contractors, agents and consultants that carry out inspection work on the Cargo Road Ramp Property provide insurance in accordance with GOAA’s Risk Management/Safety policies and procedures contained in the GOAA Policy and Procedure Manual. GOAA shall include in its applicable contracts related to Cargo Road Ramp Property that CFX is a third party beneficiary of its contracts as to indemnification and an additional insured as to insurance related use of the Cargo Road Ramp Property or applicable portions thereof pursuant to the grants of right-of-entry.

Rail Company, City and GOAA shall not unreasonably disturb any CFX operations on the Cargo Road Ramp Property or property adjoining the Cargo Road Ramp Property or damage any improvements which may be located on the Cargo Road Ramp Property or property adjoining the Cargo Road Ramp Property. Rail Company, City and GOAA shall not permit the filing of any liens against the Cargo Road Ramp Property in connection with its inspection activities contemplated herein. In the event a claim of lien is filed against the Cargo Road Ramp Property as a result of the inspection work by or on behalf of Rail Company, City or GOAA, or as a result of other actions or omissions of Rail Company, City or GOAA, then Rail Company or GOAA shall cause such lien to be satisfied or transferred to bond so as no longer to be a lien against the Cargo Road Ramp Property within thirty (30) days after Rail Company or GOAA receives notice from CFX that the claim lien has been filed. Rail Company, City and GOAA shall maintain worker’s compensation and liability insurance in accordance with CFX’s guidelines. Rail Company, City and GOAA shall cause its contractors, subcontractors, agents, and permittees accessing the Cargo Road Ramp Property to maintain insurance coverage in accordance with CFX’s guidelines.

STATE ROAD 528

CFX PROJECT: 528-1240

Rail Company. City and GOAA shall furnish evidence of such insurance coverage prior to any contractor, subcontractor, agent, or permittee of Rail Company, City or GOAA entering upon the Cargo Road Ramp Property.

9.           Evidence of Title.

(a)          528 Ramp Property and Easement Parcels. Within sixty days of the Effective Date, Rail Company shall, at Rail Company’s sole cost and expense, order a commitment from an agent of Rail Company’s selection for a policy of Owner’s Title Insurance (the “CFX Commitment”) which shall be written on a title insurance company reasonably satisfactory and acceptable to CFX. Copies of all documents constituting the exceptions referred to in the CFX Commitment shall be attached thereto. The CFX Commitment shall bind the title company to deliver to CFX a policy of Owner’s Title Insurance, which shall insure CFX’s title to, in CFX’s discretion, all of the 528 Ramp Property and the Easement Parcels in an amount satisfactory to CFX. In addition, Rail Company shall provide a survey of the 528 Ramp Property and Easement Parcels so that the Title Company will remove the exception from coverage relating to “rights, interests or claims . . . which a correct survey would disclose.” CFX shall have ninety (90) days from the date of receipt of the CFX Commitment (or an update thereto) and survey to examine same and notify Rail Company of any defects, a defect being a matter which would render title unmarketable or otherwise unusable by CFX for its intended purposes; provided, however, it is expressly agreed CFX shall take title subject to those matters, if any, set forth on Exhibit “J,” attached hereto and incorporated herein (the “CFX Permitted Exceptions”), which survey shall be paid for by Rail Company. Any survey exceptions or matters not acceptable to CFX shall be treated as title defects. Rail Company shall have sixty (60) days within which to remove such defect(s), and shall use reasonable efforts to correct any such defect(s) in title within the time period provided therefore; provided, however, (i) Rail Company will not be required to file suit; (ii) Rail Company will not be required to expend more than $10,000.00, excluding tax liens which will be paid in full, and (iii) GOAA and City shall not be required to expend any funds, in curing any such defect. If Rail Company is unsuccessful in removing same within said time period, CFX shall have the option of: (i) accepting title as it then is; (ii) terminating the Agreement, whereupon each party shall then be released of all further obligations related to the 528 Ramp Property; or (iii) electing to have Rail Company continue to take such reasonable steps as necessary to remove such defects. In the event the time period for cure of any such defects extends beyond the scheduled Closing Date as defined hereinafter, the Closing Date shall extend accordingly, at CFX’s option. Those exception items listed in the CFX Commitment and accepted by CFX shall be deemed as CFX Permitted Exceptions. At Closing, since CFX desires title insurance, Rail Company shall pay the premium on behalf of CFX for the Owner’s Title Insurance Policy to be issued (with the portion of the title premium for the Owner’s Title Insurance Policy, calculated at the “Butler” rate, but in no event shall CFX be required to pay a portion of the premium).

STATE ROAD 528

CFX PROJECT: 528-1240

(b)          Cargo Road Ramp Property. Within sixty (60) days of the Effective Date, Rail Company shall, at Rail Company’s sole cost and expense not to exceed $500.00, order a commitment from an agent of Rail Company’s selection for a policy of Owner’s Title Insurance (the “GOAA Commitment”) which shall be written on a title insurance company reasonably satisfactory and acceptable to GOAA. Copies of all documents constituting the exceptions referred to in the GOAA Commitment shall be attached thereto. The GOAA Commitment shall bind the title company to deliver to GOAA a policy of Owner’s Title Insurance, which shall insure GOAA’s title to, in GOAA’s discretion, all or a portion of the Cargo Road Ramp Property in an amount satisfactory to GOAA. In addition, Rail Company shall provide a survey of the Cargo Road Ramp Property so that the Title Company will remove the exception from coverage relating to “rights, interests or claims . . . which a correct survey would disclose.” GOAA shall have thirty (30) days from the date of receipt of the GOAA Commitment (or an update thereto) and survey to examine same and notify Rail Company of any defects, a defect being a matter which would render title unmarketable or otherwise unusable by GOAA for its intended purposes; provided, however, it is expressly agreed GOAA shall take title subject to those matters, if any, set forth on Exhibit “K,” attached hereto and incorporated herein (the “GOAA Permitted Exceptions”), which survey shall be paid for by Rail Company. Any survey exceptions or matters not acceptable to GOAA shall be treated as title defects. Rail Company shall have sixty (60) days within which to remove such defect(s), and shall use reasonable efforts to correct any such defect(s) in title within the time period provided therefore; provided, however, (i) Rail Company will not be required to file suit; and (ii) Rail Company will not be required to expend more than $5,000.00 and (iii) CFX shall not be required to expend any funds in curing any such defect. If Rail Company is unsuccessful in removing same within said time period, GOAA shall have the option of: (i) accepting title as it then is; (ii) terminating the Agreement, whereupon each party shall then be released of all further obligations related to the Cargo Road Ramp Property, or (iii) electing to have Rail Company continue to take such reasonable steps as necessary to remove such defects. In the event the time period for cure of any such defects extends beyond the scheduled Closing Date as defined hereinafter, the Closing Date shall extend accordingly, at GOAA’s option. Those exception items listed in the GOAA Commitment and accepted by GOAA shall be deemed as GOAA Permitted Exceptions. At Closing, if GOAA elects to obtain title insurance, Rail Company shall pay the premium on behalf of GOAA for the Owner’s Title Insurance Policy to be issued (with the portion of the title premium for the Owner’s Title Insurance Policy, calculated at the “Butler” rate, but in no event shall CFX be required to pay a portion of the premium).

(c)          As-Is Conveyance. The Cargo Road Ramp Property is being conveyed “AS IS, WHERE IS, WITH ALL FAULTS,” in such condition as the same may be on the closing date, without any representations or warranties by CFX as to any condition of the Property, including, without limitation, surface and subsurface environmental conditions, whether latent or patent. CFX makes no guarantee, warranty or representation, express or implied, as to the quality, character, or condition of Cargo Road Ramp Property, or any part thereof, or to the fitness of the Cargo Road Ramp Property, or any part thereof, for any use or purpose, or any representation as to the nonexistence of any hazardous substances. Neither party shall have any claim against the other, in law or in equity, based upon the condition of the Cargo Road Ramp Property, or the failure of the Cargo Road Ramp Property to meet any standards. In no event shall CFX be liable for any incidental, special, exemplary, or consequential damage. In the event that any hazardous substances are discovered on, at or under the Cargo Road Ramp Property, neither party shall maintain any action or assert any claim against the other, its successors and their respective members, employees and agents arising out of or relating to any such hazardous substances. The provisions of this Section shall survive the Closing. (CFX Manual, Sec. 5-6.09)

STATE ROAD 528

CFX PROJECT: 528-1240

GOAA and the City have read and understands the provisions of this Section and acknowledge and agree that except as expressly set forth in this Agreement, it is acquiring the Cargo Road Ramp Property “AS-IS, WHERE IS AND WITH ALL FAULTS” and that CFX has disclaimed herein any and all warranties, express or implied.

(d)          As-Is Conveyance. The 528 Ramp Property is being conveyed “AS IS, WHERE IS, WITH ALL FAULTS,” in such condition as the same may be on the closing date, without any representations or warranties by City and GOAA as to any condition of the Property, including, without limitation, surface and subsurface environmental conditions, whether latent or patent. City and GOAA make no guarantee, warranty or representation, express or implied, as to the quality, character, or condition of 528 Ramp Property, or any part thereof, or to the fitness of the 528 Ramp Property, or any part thereof, for any use or purpose, or any representation as to the nonexistence of any hazardous substances. Neither party shall have any claim against the other, in law or in equity, based upon the condition of the 528 Ramp Property, or the failure of the 528 Ramp Property to meet any standards. In no event shall City and GOAA be liable for any incidental, special, exemplary, or consequential damage. In the event that any hazardous substances are discovered on, at or under the 528 Ramp Property, neither party shall maintain any action or assert any claim against the other, its successors and their respective members, employees and agents arising out of or relating to any such hazardous substances. The provisions of this Section shall survive the Closing.

CFX has read and understands the provisions of this Section and acknowledge and agree that except as expressly set forth in this Agreement, it is acquiring the 528 Ramp Property “AS-IS, WHERE IS AND WITH ALL FAULTS” and that City and GOAA have disclaimed herein any and all warranties, express or implied.

10.          Closing Date, Closing Procedures and Requirements.

(a)          Closing Date. The closing of the transaction contemplated under this Agreement (the “Closing”) shall be held on a day and time mutually agreeable to the Parties upon not less than fifteen (15) days’ written notice to CFX, City and GOAA after Conditions Precedent have been met, unless such date is extended in order to secure the required Deed of Release and other releases from the Federal Aviation Administration (“FAA”) or by agreement in writing by the Parties (the “Closing Date”). Closing shall occur at the offices of CFX’s attorney or any other place which is mutually acceptable to the Parties. Without limiting anything contained herein, Closing may be accomplished by mail or courier. The Closing shall occur after satisfaction of the conditions precedent set forth in Section 7 above. The parties agree that the Closing shall occur on or before December 31, 2018, unless extended by written agreement approved by the City, GOAA, and CFX, through the Mayor, Chief Executive Officer, and Executive Director, respectively. In the event that the Closing does not occur prior to the deadline, as it may be extended, this Agreement automatically terminates.

STATE ROAD 528

CFX PROJECT: 528-1240

(b)          Conveyance of Title for 528 Ramp Property. At the Closing, City and GOAA shall execute and deliver to CFX a Special Warranty Deed, substantially in the form of Exhibit “G”, conveying fee simple marketable record title to the 528 Ramp Property to CFX, free and clear of all liens, general and special assessments, easements, reservations, restrictions and encumbrances, except the Permitted Exceptions. GOAA shall execute a Consent to said deed, as required by CFX. Additionally, at Closing, GOAA, at GOAA’s cost, shall deliver to CFX an executed FAA letter and Deed of Release as to the 528 Ramp Property pursuant to paragraph 26. In the event any mortgage, lien or other encumbrance encumbers 528 Ramp Property at Closing and is not paid and satisfied by GOAA, such mortgage, lien or encumbrance shall, at CFX’s election, be satisfied and paid by Rail Company. City, GOAA, and CFX agree that such documents, resolutions and certificates as may be necessary to carry out the terms of this Agreement shall be executed and/or delivered by such parties at Closing, including, without limitation, an affidavit by GOAA and/or City in form sufficient to enable CFX’s title company to delete all standard title exceptions from CFX’s title policy.

(c)          Conveyance of Title for Cargo Road Ramp Property. At the Closing, CFX shall execute and deliver to GOAA, a Special Warranty Deed, substantially in the form of Exhibit “H” conveying fee simple marketable record title to the Cargo Road Ramp Property to GOAA, free and clear of all liens, general and special assessments, easements, reservations, restrictions and encumbrances, except the Permitted Exceptions, the preservation or reestablishment of CFX’s limited access boundaries and rights as set forth in the legal descriptions, the Special Warranty Deed, or official public records, and easements for existing drainage or other such encumbrances that are necessary or beneficial for CFX to retain pursuant to that certain Drainage Easement Agreement to be dated as of the Closing Date. In the event any mortgage, lien or other encumbrance encumbers Cargo Road Ramp Property at Closing and is not paid and satisfied by CFX, such mortgage, lien or encumbrance shall, at GOAA’s election, be satisfied and paid with the proceeds of the GOAA Purchase Price and the GOAA Purchase Price shall be increased by the amount so paid. City, GOAA, and CFX agree that such documents, resolutions and certificates as may be necessary to carry out the terms of this Agreement shall be executed and/or delivered by such parties at Closing, including, without limitation, an affidavit by CFX in form sufficient to enable GOAA’s title company to delete all standard title exceptions from GOAA’s title policy, should GOAA elect to obtain a title policy, subject to CFX approval of the form of the affidavit.

(d)          Conveyance of Possession of 528 Ramp Property. City and GOAA shall deliver exclusive possession of the 528 Ramp Property to CFX at Closing.

(e)          Conveyance of Possession of Cargo Road Ramp Property. CFX shall deliver exclusive possession of the Cargo Road Ramp Property to the City and GOAA at Closing, subject to the drainage easement in favor of CFX, preservation or reestablishment of CFX’s limited access boundaries where applicable, and such encumbrances that are necessary or beneficial for CFX to retain pursuant to that certain Drainage Easement Agreement to be dated as of the Closing Date.

STATE ROAD 528

CFX PROJECT: 528-1240

(f)          Conveyance of Easement in Easement Parcel 801, Easement Parcel 802. Easement Parcel 803 and Easement Parcel 804. At the Closing, City and GOAA shall execute and deliver to CFX, a Drainage Easement, substantially in the form of Exhibit “I” conveying a non-exclusive drainage easement in Easement Parcel 801, Easement Parcel 802, Easement Parcel 803 and Easement Parcel 804 to CFX, free and clear of all liens, general and special assessments, easements, reservations, restrictions and encumbrances, except the Permitted Exceptions. Additionally, at Closing, GOAA, at GOAA’s cost, shall deliver to CFX an executed FAA letter and Deed of Release as to the Easement Parcel 801, Easement Parcel 802, Easement Parcel 803 and Easement Parcel 804 pursuant to paragraph 26. In the event any mortgage, lien or other encumbrance encumbers Easement Parcel 801 and/or Easement Parcel 802, Easement Parcel 803_and/or Easement Parcel 804, or the underlying fee simple interests, at Closing and is not paid and satisfied by GOAA, such mortgage, lien or encumbrance shall, at CFX’s election, be satisfied and paid with the proceeds of the GOAA Purchase Price. City, GOAA, and CFX agree that such documents, resolutions and certificates as may be necessary to carry out the terms of this Agreement shall be executed and/or delivered by such parties at Closing, including, without limitation, an affidavit by GOAA and/or City in form sufficient to enable CFX’s title company to delete all standard title exceptions from CFX’s title policy.

(g)          Prorating of Taxes and Assessments. Rail Company shall pay all taxes, assessments, and charges applicable to the Cargo Road Ramp Property, 528 Ramp Property and the Easement Parcels, if any, for all years through the Closing Date.

(h)          Closing Costs. Rail Company shall, at Closing, pay: (i) all real property transfer and transaction taxes and levies, including documentary stamps on the deeds and easements, if any, relating to the purchase and sale of the Properties (provided, that the Parties shall cooperate in good faith to evidence and confirm all applicable exemptions from said taxes); (ii) the cost of recording the deeds and easements for Properties; (iii) all costs pertaining to the Commitments, including, but not limited to, title insurance premiums, title search fees, and the premiums for any endorsements requested by CFX, the City and GOAA including but not limited to the ALTA 9-06 Endorsement (commonly known as the “Florida Form 9”), and all costs related to the issuance of the Commitments and any title insurance policy insuring title to the Properties or any portion thereof; (iv) all of the costs and expenses associated with the surveying of the Properties and preparation of the legal descriptions and sketch of descriptions thereof; and (v) all costs of CFX and the City and GOAA’s due diligence inspections of the Property. For the 528 Ramp Property and Easement Parcels, GOAA shall pay: (i) all costs of recording corrective title documents, if any, required in order to deliver title in condition as provided in Paragraph 9(a) above. GOAA shall pay the costs associated with obtaining the Deed of Release from the Federal Aviation Administration (“FAA”). For the Cargo Road Ramp Property, Rail Company shall pay all costs of recovering corrective title documents, if any, required in order to deliver title in condition as provided in Paragraph 9(b) above. Each party shall pay its own attorneys’ fees and costs in connection with this Agreement and the Closing, with the exception that Rail Company shall also pay the fees and costs of attorneys representing CFX in connection with this Agreement and the Closing. All other costs incurred at Closing shall be borne by the Rail Company.

STATE ROAD 528

CFX PROJECT: 528-1240

11.          Warranties and Representations of GOAA. To induce CFX and Rail Company to enter into this Agreement and to purchase the 528 Ramp Property and easements, GOAA, in addition to the other representations and warranties set forth herein, makes the following representations and warranties, each of which is given to the best of GOAA’s knowledge:

(a)          That, pursuant to the GOAA Act and the Operating Agreement and subject to issuance of the necessary deed and letters of release from the FAA, GOAA has the full right, power, and authority to enter into and deliver this Agreement, to sell, convey and consent to the purchase and sale and conveyance of the 528 Ramp Property and Drainage Easements in accordance herewith and to perform all covenants and agreements of GOAA hereunder.

(b)          Pursuant to the GOAA Act and the Operating Agreement, GOAA has the present, exclusive right to occupy, operate, control and use the 528 Ramp Property and the Easement Parcels, and there are no tenancy, rental or other occupancy agreements affecting the 528 Ramp Property and the Easement Parcels other than the Permitted Exceptions.

(c)          That there are no actions, suits or proceedings of any kind or nature whatsoever, legal or equitable, affecting the 528 Ramp Property and the Easement Parcels or any portion thereof, or relating to or arising out of the ownership of the 528 Ramp Property and the Easement Parcels, in any court, or before or by any federal, state, county or municipal department, commission, board, bureau, or agency or other governmental instrumentality.

(d)          With the exception of the notice provisions associated with surplus federal property, no person, firm or other legal entity other than CFX has any right or option whatsoever to acquire the interest contemplated herein as to the 528 Ramp Property and the Drainage Easements or any portion or thereof or any interest therein.

(e)          Subject to obtaining written consent from the FAA, that the execution and delivery of this Agreement and the consummation of the transaction contemplated herein shall not and do not constitute a violation or breach by GOAA of any provision of any agreement or other instrument to which GOAA is a party or to which GOAA may be subject although not a party or which may otherwise affect or encumber the 528 Ramp Property and the Easement Parcels, nor result in or constitute a violation or breach of any judgment, order, writ, injunction or decree issued against GOAA, including, without limitation, the covenants contained in that certain Quit Claim Deed recorded in Official Records Book 933, Page 129, Public Records of Orange County, Florida.

(f)          Subject to issuance of a deed and letter of release from the FAA, that the sale of the 528 Ramp Property and Easement Parcels to CFX and the use of the 528 Ramp Property and Easement Parcels will not interfere with the landing and takeoff of aircraft at the Orlando International Airport, nor interfere with the air navigation and or communication facilities serving the Orlando International Airport nor otherwise constitute an airport hazard.

STATE ROAD 528

CFX PROJECT: 528-1240

(g)          To the best knowledge of GOAA, as of the date of this Agreement, GOAA has not received written notice from any governmental authority or agency of any material violation with respect to the 528 Ramp Property and the Easement Parcels of laws relating to Hazardous Materials (as hereinafter defined) which violation remains uncured in any material respect. For purposes of this Agreement, the term Hazardous Materials shall mean (a) any toxic substance or hazardous waste, hazardous substance or related hazardous material; (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of presently existing federal, state or local safety guidelines, whichever are more stringent; and (c) any substance, material or chemical which is defined as or included in the definition of “hazardous substances”, “toxic substances”, “hazardous materials”, “hazardous wastes” or words of similar import under any federal, state or local statute, law, code, or ordinance or under the regulations adopted or guidelines promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9061 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq.; and the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq., provided, however, that the term “Hazardous Material” shall not include (i) motor oil and gasoline contained in or discharged from vehicles not used primarily for the transport of motor oil or gasoline, or (ii) materials which are stored or used in the ordinary course of operating the 528 Ramp Property.

(h)          That each and every one of the foregoing representations and warranties is true and correct as of the date hereof, will remain true and correct throughout the term of this Agreement, and will be true and correct as of the Closing Date.

(i)          In the event that any changes occur as to any information, documents or exhibits referred to in the subparagraphs of this section, or in any other part of this Agreement, of which GOAA has knowledge, GOAA shall immediately disclose same to CFX and Rail Company when such knowledge is first available; and in the event of any change which may be deemed by CFX to be materially adverse, CFX may, at its election, terminate this Agreement.

12.          Warranties and Representations of City. To induce CFX and Rail Company to enter into this Agreement and to purchase the 528 Ramp Property, City, in addition to the other representations and warranties set forth herein, makes the following representations and warranties, each of which is given to the best of City’s knowledge:

(a)          That City, as fee simple owner of the 528 Ramp Property and the Easement Parcels, has taken all steps necessary under its Charter, the GOAA Act, and the Operating Agreement to approve and authorize the sale and conveyance of the 528 Ramp Property and the Drainage Easements contemplated herein, including, without limitation, conveyance of the fee simple [and the granting of perpetual easements]. Further, no person, firm or other legal entity other than CFX has any right or option whatsoever to acquire the interest contemplated herein as to the 528 Ramp Property and the Drainage Easements or any portion thereof or any interest therein.

STATE ROAD 528

CFX PROJECT: 528-1240

(b)          To the best knowledge of the City, there are no actions, suits or proceedings of any kind or nature whatsoever, legal or equitable, affecting the 528 Ramp Property or the Easement Parcels or any portion thereof or relating to or arising out of City’s fee ownership of the 528 Ramp Property and the Easement Parcels, in any court or before or by any federal, state, county or municipal department, commission, board, bureau, or agency or other governmental instrumentality.

(c)          Subject to obtaining written consent from the FAA, that the execution and delivery of this Agreement and the consummation of the transaction contemplated herein shall not and do not constitute a violation or breach by City of any provision of any agreement or other instrument to which City is a party, or to which City may be subject although not a party or which may otherwise affect or encumber the 528 Ramp Property and the Easement Parcels, nor result in or constitute a violation or breach of any judgment, order, writ, injunction or decree issued against City, including, without limitation, the covenants contained in that certain Quit Claim Deed recorded in Official Records Book 933, Page 129, Public Records of Orange County, Florida.

(d)          To the best knowledge of City, as of the date of this Agreement, City has not received written notice from any governmental authority or agency of any material violation with respect to the 528 Ramp Property and the Easement Parcels of laws relating to Hazardous Materials (as hereinafter defined) which violation remains uncured in any material respect. For purposes of this Agreement, the term Hazardous Materials shall mean (a) any toxic substance or hazardous waste, hazardous substance or related hazardous material; (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of presently existing federal, state or local safety guidelines, whichever are more stringent; and (c) any substance, material or chemical which is defined as or included in the definition of “hazardous substances”, “toxic substances”, “hazardous materials”, “hazardous wastes” or words of similar import under any federal, state or local statute, law, code, or ordinance or under the regulations adopted or guidelines promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9061 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq.; and the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq., provided, however, that the term “Hazardous Material” shall not include (i) motor oil and gasoline contained in or discharged from vehicles not used primarily for the transport of motor oil or gasoline, or (ii) materials which are stored or used in the ordinary course of operating the 528 Ramp Property

STATE ROAD 528

CFX PROJECT: 528-1240

(e)          That each and every one of the foregoing representations and warranties is true and correct as of the date hereof, will remain true and correct throughout the term of this Agreement, and will be true and correct as of the Closing Date.

(f)          In the event that any changes occur as to any information, documents, or exhibits referred to in the subparagraphs of this section, or in any other part of this Agreement, of which City has knowledge, City shall immediately disclose same to CFX and Rail Company when such knowledge is first available; and in the event of any change which may be deemed by CFX to be materially adverse, CFX may, at its election, terminate this Agreement.

13.          Warranties and Representations of CFX. To induce the City and GOAA to enter into this Agreement and to purchase the Cargo Road Ramp Property, CFX, in addition to the other representations and warranties set forth herein, makes the following representations and warranties, each of which is given to the best of CFX’s knowledge:

(a)          That, pursuant to the CFX Act, CFX has the full right, power, and authority to enter into and deliver this Agreement, to sell, convey and consent to the purchase and sale and conveyance of the Cargo Road Ramp Property in accordance herewith, including, without limitation, conveyance of the Cargo Road Ramp Property and to perform all covenants and agreements of CFX hereunder.

(b)          Pursuant to the CFX Act, CFX has the present, exclusive right to occupy, operate, control and use the Cargo Road Ramp Property, and there are no tenancy, rental or other occupancy agreements affecting the Cargo Road Ramp Property other than the Permitted Exceptions.

(c)          That there are no actions, suits or proceedings of any kind or nature whatsoever, legal or equitable, affecting the Cargo Road Ramp Property or any portion thereof, or relating to or arising out of the ownership of the Cargo Road Ramp Property, in any court, or before or by any federal, state, county or municipal department, commission, board, bureau, or agency or other governmental instrumentality.

(d)          With the exception of the items in the official public records and the reserved drainage easement, no person, firm or other legal entity other than GOAA and City have any right or option whatsoever to acquire the interest contemplated herein as to the Cargo Road Ramp Properly or any portion or thereof or any interest therein.

(e)          The execution and delivery of this Agreement and the consummation of the transaction contemplated herein shall not and do not constitute a violation or breach by CFX of any provision of any agreement or other instrument to which CFX is a party or to which CFX may be subject although not a party or which may otherwise affect or encumber the Cargo Road Ramp Property, nor result in or constitute a violation or breach of any judgment, order, writ, injunction or decree issued against CFX.

STATE ROAD 528

CFX PROJECT: 528-1240

(f)          To the best knowledge of CFX, as of the date of this Agreement, CFX has not received written notice from any governmental authority or agency of any material violation with respect to the Property of laws relating to Hazardous Materials (as hereinafter defined) which violation remains uncured in any material respect. For purposes of this Agreement, the term Hazardous Materials shall mean (a) any toxic substance or hazardous waste, hazardous substance or related hazardous material; (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of presently existing federal, state or local safety guidelines, whichever are more stringent; and (c) any substance, material or chemical which is defined as or included in the definition of “hazardous substances”, “toxic substances”, “hazardous materials”, “hazardous wastes” or words of similar import under any federal, state or local statute, law, code, or ordinance or under the regulations adopted or guidelines promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9061 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq.; and the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq., provided, however, that the term “Hazardous Material” shall not include (i) motor oil and gasoline contained in or discharged from vehicles not used primarily for the transport of motor oil or gasoline, or (ii) materials which are stored or used in the ordinary course of operating the Property.

(g)          That each and every one of the foregoing representations and warranties is true and correct as of the date hereof, will remain true and correct throughout the term of this Agreement, and will be true and correct as of the Closing Date.

(h)          In the event that any changes occur as to any information, documents or exhibits referred to in the subparagraphs of this section, or in any other part of this Agreement, of which CFX has knowledge, CFX shall immediately disclose same to GOAA when such knowledge is first available; and in the event of any change which may be deemed by GOAA to be materially adverse, GOAA may, at its election, terminate this Agreement.

14.          Defaults. In the event any party breaches any warranty or representation contained in this Agreement, or fails to comply with or perform any of the conditions to be complied with, or any of the covenants, agreements or obligations to be performed by such party under the terms and provisions of this Agreement, a non-defaulting party, in its sole discretion, shall be entitled to: (i) exercise any and all rights and remedies available to it under this Agreement, at law and in equity, including without limitation, the right of specific performance; or (ii) terminate this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the right of specific performance shall automatically terminate one (1) year from the date on which this Agreement has been executed by all parties, unless extended by approval of the GOAA Chief Executive Officer and CFX Executive Director. Upon any such termination, this Agreement and all rights and obligations created hereunder shall be deemed null and void and of no further force or effect. Prior to exercising any remedies, the non-defaulting party shall provide the defaulting party with thirty (30) days’ written notice and opportunity to cure the default.

STATE ROAD 528

CFX PROJECT: 528-1240

15.          Notices. Any notices which may be permitted or required hereunder shall be in writing and shall be deemed to have been duly given as of the date and time the same are personally delivered or within three (3) days after depositing with the United States Postal Service, postage prepaid by registered or certified mail, return receipt requested, or within one (1) day after depositing with Federal Express or other overnight delivery service from which a receipt may be obtained, and addressed as follows:

CFX:	CENTRAL FLORIDA EXPRESSWAY AUTHORITY 4974 ORL Tower Road Orlando, Florida 32807 Attn: Executive Director

Copy to:	Joseph L. Passiatore, Esq. General Counsel Central Florida Expressway Authority 4974 ORL Tower Road Orlando, Florida 32807

GOAA:	GREATER ORLANDO AVIATION AUTHORITY One Jeff Fuqua Boulevard Orlando, Florida 32827-4399 Attn: Chief Executive Officer

Copy to:	MARCHENA AND GRAHAM, P.A. 976 Lake Baldwin Lane, Suite 101 Orlando, Florida 32814 Attn: Marcos R. Marchena, Esq.

CITY:	CITY OF ORLANDO 400 South Orange Avenue Orlando, Florida 32801 Attn: Chief Administrative Officer

Copy to:	CITY OF ORLANDO Office of Legal Affairs 400 South Orange Avenue Orlando, Florida 32801 Attn: Roy K. Payne, Esq.

STATE ROAD 528

CFX PROJECT: 528-1240

RAIL COMPANY:	ALL ABOARD FLORIDA – OPERATIONS LLC 2855 LeJeune Road, 4th Floor Coral Gables, FL 33134 Attention: P. Michael Reininger

Copy to:	ALL ABOARD FLORIDA – OPERATIONS LLC 2855 LeJeune Road, 4th Floor Coral Gables, FL 33134 Attention: Kolleen Cobb

Copy to:	AKERMAN LLP 350 East Las Olas Boulevard, Suite 1600 Fort Lauderdale, FL 33301 Attention: Eric D. Rapkin

or to such other address as any party hereto shall from time to time designate to the other party by notice in writing as herein provided.

16.          General Provisions. No failure of any party to exercise any power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of any party’s right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the Parties hereto with respect to the subject matter of this Agreement, and no representations, inducements, promises, or agreements, oral or otherwise, between the Parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon any of the Parties hereto unless such amendment is in writing and executed by all Parties. The provisions of this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns. Wherever under the terms and provisions of this Agreement, the time for performance falls upon a Saturday, Sunday, or legal holiday, such time for performance shall be extended to the next business day. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. The headings inserted at the beginning of each paragraph of this Agreement are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. City, GOAA, and CFX do hereby covenant and agree that such documents as may be legally necessary or otherwise appropriate to carry out the terms of this Agreement shall be executed and delivered by each party at Closing. This Agreement shall be interpreted under the laws of the State of Florida. The parties hereto agree that venue for any legal action authorized hereunder shall be exclusively in the state courts of Orange County, Florida.

17.          Survival of Provisions. All covenants, representations, and warranties set forth in this Agreement shall survive the Closing, and shall survive the execution or delivery of any and all deeds and other documents at any time executed or delivered under, pursuant to or by reason of this Agreement, and shall survive the payment of all monies made under, pursuant to or by reason of this Agreement.

STATE ROAD 528

CFX PROJECT: 528-1240

18.          Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted, by all applicable laws, ordinances, rules, and regulations. If any provision of this Agreement or the application thereof, to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, but rather, shall be enforced to the greatest extent permitted by law.

19.          Attorneys’ Fees. In the event of any dispute hereunder or of any action to interpret or enforce this Agreement, any provision hereof, or any matter arising herefrom, each party shall bear their own fees, costs and expenses..

20.          Waiver of Jury Trial. THE PARTIES VOLUNTARILY WAIVE A TRIAL BY JURY IN ANY LITIGATION OR ACTION ARISING FROM THIS AGREEMENT.

21.          Radon Gas. Radon is naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

22.          Effective Date. When used herein, the term “Effective Date” or the phrase “the date hereof’ or “the date of this Agreement” shall mean the last date that CFX, City, GOAA, or Rail Company executes this Agreement.

23.          Release for 528 Ramp Property. Easement 801, Easement 802. Easement 803. and Easement 804.

(a)          City and GOAA Release. By execution of this Agreement, City and GOAA acknowledge and agree that the amounts set forth in this Agreement represent the full compensation to City and GOAA for the 528 Ramp Property and the Drainage Easements, and City and GOAA each hereby waives and releases CFX and Rail Company from any claim for loss of access or severance damages to any remaining property owned or occupied by City or GOAA, that results from the CFX’s acquisition of the 528 Ramp Property and the Drainage Easements, or construction of improvements thereon. Nothing contained herein shall release CFX from it liabilities or obligations with respect to (i) warranties, representations and covenants in the Agreement expressly surviving Closing, or (ii) any loss or damages caused by the negligence or willful wrongdoing of CFX, its employees, contractors or agents.

STATE ROAD 528

CFX PROJECT: 528-1240

(b)          CFX Release. By execution of this Agreement, CFX acknowledges and agrees that as of the date of City’s execution and delivery of the deed, and GOAA’s consent thereto, CFX shall remise, release, acquit, satisfy, and forever discharge City and GOAA of and from all, and all manner of action and actions, cause and causes of action, suits, sums of money, covenants, contracts, controversies, agreements, promises, trespasses, damages, judgments, claims and demands whatsoever, in law or in equity, which CFX may have against City or GOAA for, upon, or by reason pertaining to the physical condition or suitability for use of the 528 Ramp Property; provided, however, such release shall specifically exclude (i) any warranties, representations and covenants in the Agreement expressly surviving Closing; (ii) any misrepresentation by City or GOAA regarding this Agreement; or (iii) any loss or damages caused by the negligence or willful wrongdoing of City or GOAA, or their respective employees, contractors, or agents.

24.          Release for Cargo Road Ramp Property.

(a)          CFX Release. By execution of this Agreement, CFX acknowledges and agrees that the amounts set forth in this Agreement represent the full compensation to CFX for the Cargo Road Ramp Property, and CFX hereby waives and releases GOAA and City from any claim for loss of access or severance damages to any remaining property owned or occupied by CFX that results from the GOAA and City’s acquisition of the Cargo Road Ramp Property, or construction of improvements thereon. Nothing contained herein shall release GOAA from its liabilities or obligations with respect to (i) warranties, representations and covenants in the Agreement expressly surviving Closing, or (ii) any loss or damages caused by the negligence or willful wrongdoing of GOAA and City, and their respective employees, contractors or agents.

(b)          GOAA and City Release. By execution of this Agreement, GOAA and City acknowledge and agree that as of the date of CFX’s execution and delivery of the deed, GOAA and City shall remise, release, acquit, satisfy, and forever discharge CFX of and from all, and all manner of action and actions, cause and causes of action, suits, sums of money, covenants, contracts, controversies, agreements, promises, trespasses, damages, judgments, claims and demands whatsoever, in law or in equity, which GOAA and City may have, against CFX for, upon, or by reason pertaining to the physical condition or suitability for use of the Cargo Road Ramp Property; provided, however, such release shall specifically exclude (i) any warranties, representations and covenants in the Agreement expressly surviving Closing; (ii) any misrepresentation by CFX regarding this Agreement; or (iii) any loss or damages caused by the negligence or willful wrongdoing of CFX, or its employees, contractors, or agents.

(c)          Limited-Access Lines. In further consideration of CFX’s agreement to release or partially release any limited-access line, GOAA and the City hereby release and discharge CFX from all past, present and future claims or actions arising out of, or in any way connected with, the location or relocation of the limited-access lines, including any claim for loss of access to any party’s remaining property, business damages, severance damages or any other damages. The release or partial release of any limited-access line shall expressly state that it is not conveying or restoring any other abutter’s rights including, without limitation, any claims for air, light and view between any abutting property and CFX’s property. (CFX Manual, Sec. 5-7.05)

STATE ROAD 528

CFX PROJECT: 528-1240

25.          Brokerage. City, GOAA, Rail Company and CFX hereby represent and warrant each to the other that said warranting party has not engaged or dealt with any agent, broker, or finder in regard to this Agreement, or to the sale and purchase of the Property contemplated hereby. It is agreed by all parties hereto that any warranting party breaching or having breached this warranty shall indemnify all other non-breaching warranting parties for any damages, fines, penalties or losses incurred by them as a result of or arising from such breach. Nothing contained in the foregoing indemnification shall be construed to be a waiver of any immunity or limitation of liability the City, GOAA, or CFX may have under the doctrine of sovereign immunity or Section 768.28, Florida Statutes.

26.          FAA Requirements. On or before Closing, GOAA shall request any releases or other documentation required from the FAA as it relates to the 528 Ramp Property and the Easement Parcels. The Parties’ obligation to close is subject to the FAA issuing the required deeds and letters of release. The FAA requires certain provisions be made to the Agreement as a condition of the Deeds of Release being issued by the FAA, and in accordance with the requirements of the FAA, CFX, City and GOAA hereby agree to the following provisions as conditions of conveyance for the 528 Ramp Property and the Drainage Easements as follows (i.e., the following or substantially similar language will be included as part of the covenants, conditions and restrictions in the deeds conveying the 528 Ramp Property and the Drainage Easements):

(i)          City and GOAA reserve unto themselves, their successors and assigns, for the use and benefit of the public, a right of flight for the passage of aircraft in the airspace above the surface of the real property herein described, together with the right to cause in said airspace such noise as may be inherent in the operations of aircraft, now known or hereafter used, for navigation of, or in the said airspace, for use of said airspace for landing on, or taking off from, or operating on Orlando International Airport.

(ii)          CFX, City and GOAA expressly agree for themselves, their successors and assigns, to restrict the height of structures, objects of natural growth and other obstructions on the herein described real property to such a height so as to comply with the FAA Regulations, Part 77.

(iii)          CFX, City and GOAA expressly agree for themselves, their successors and assigns, to prevent any use of the herein described real property which would interfere with the landing or takeoff of aircraft at the Orlando International Airport, or interfere with the air navigation, and or communication facilities serving the Airport, or otherwise constitute an airport hazard.

(iv)          CFX, City and GOAA, and their successors and assigns shall not permit/afford access from the subject 528 Ramp Property onto Orlando International Airport Property for aeronautical purposes.

(v)          City and GOAA shall insure that if the 528 Ramp Property is used or converted to a municipal use, an amount equal to the fair market value will be deposited into an identifiable interest bearing account prior to conversion of the 528 Ramp Property to the municipal use. The proceeds should remain in this account until utilized in accordance with the FAA Order 5190.6B, paragraph 22.17.e.

STATE ROAD 528

CFX PROJECT: 528-1240

27.          Exhibits. The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit “A”— 528 Ramp Property

Exhibit “B”— Cargo Road Ramp Property

Exhibit “C”— Easement Parcel 801

Exhibit “D”— Easement Parcel 802

Exhibit “E”— Easement Parcel 803

Exhibit “F”— Easement Parcel 804

Exhibit “G”— Form of Special Warranty Deed (528 Ramp Property)

Exhibit “H”— Form of Special Warranty Deed (Cargo Road Property)

Exhibit “I”— Form of Drainage Easement

Exhibit “J”— CFX Permitted Exceptions

Exhibit “K”— GOAA Permitted Exceptions

28.          Intentionally Deleted.

29.          Warranties and Representations of Rail Company. To induce CFX to enter into this Agreement and to purchase the 528 Ramp Property and to induce City and GOAA to enter this Agreement and to purchase the Cargo Road Ramp Property, the Rail Company, in addition to the other representations and warranties set forth herein, makes the following representations and warranties, each of which is given to the best of the Rail Company’s knowledge:

(a)          That the use of the 528 Ramp Property by Rail Company for the Rail Project, or other ancillary uses, including all rail cars and other structures to be placed thereon or therein by the Rail Company, will not violate the height limitations necessary to comply with the FAA Regulations, Part 77.

(b)          That the Rail Company acknowledges and agrees to comply with all FAA Requirements set forth in Section 26 herein.

(c)          That the Rail Company will not object to whatever condition that CFX accepts title to the 528 Ramp Property and will not object to the condition of the 528 Ramp Property once purchased, and the Rail Company agrees that its final construction plans are subject to CFX’s approval.

(d)          That the Rail Company will not object to whatever condition that GOAA and the City accept title to the Cargo Road Ramp Property and will not object to the condition of the Cargo Road Ramp Property once purchased.

STATE ROAD 528

CFX PROJECT: 528-1240

[SIGNATURE PAGES FOLLOWING]

STATE ROAD 528
CFX PROJECT: 528-1240
IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed in their respective names as of the date first above written.

“CITY”
CITY OF ORLANDO, FLORIDA,
a Florida municipal corporation

ATTEST
By:	By:

Printed Name:	Denise Aldridge	Printed Name:	Patty Sheehan

Title:	City Clerk	Title:	Mayor Pro Tem

[Official Seal]	Date:	April 17, 2018

APPROVED AS TO FORM AND LEGALITY FOR THE USE AND RELIANCE OF THE CITY OF ORLANDO, ONLY, THIS 22 DAY OF May, 2018

By:
City Attorney
Printed Name:	Roy Payne

“GOAA”
GREATER ORLANDO AVIATION AUTHORITY

ATTEST:	By:
Phillip N. Brown, A.A.E., Chief Executive Officer
Dayci S. Burnette-Snyder,
Assistant Secretary
Date: 5-29, 2018

APPROVED AS TO FORM AND LEGALITY this 23rd day of May, 2018, for the use and reliance by the GREATER ORLANDO AVIATION AUTHORITY, only. Marchena and Graham, P.A., General Counsel.

By:
Marchena and Graham, P.A.

City Council Meeting: 4/16/18
Item K-6 Documentary 180416K06

STATE ROAD 528
CFX PROJECT: 528-1240
“CFX”
CENTRAL FLORIDA
EXPRESSWAY AUTHORITY, a public Corporation of the State of Florida

ATTEST:
By:
Laura Kelley, Executive Director
Regla Lamaute, Executive Assistant
	Date:	Nov. 21	, 2018

APPROVED AS TO FORM AND LEGALITY FOR USE AND RELIANCE BY THE CENTRAL FLORIDA EXPRESSWAY AUTHORITY ONLY.
,
Counsel.

By:
Print:	Linda S. B. Lanosa
Date:	Nov. 21	, 2018

ALL ABOARD FLORIDA – OPERATIONS LLC

ATTEST:	By:
	Print Name:	Kolleen Cobb
	Title:	Vice President
Print Name:	Dated:	2/21	, 2018
Title:
WITNESSES:

Print Name:	Brianna Hernandez

Print Name:	Maria V. Rincon